Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 16, 2017, Invitation Homes Inc. (“INVH”) completed a series of transactions pursuant to which Starwood Waypoint Homes (“SFR”) merged with and into a wholly owned subsidiary of INVH (the “REIT Merger”).

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 present the combination of the historical consolidated financial statements of INVH and SFR (together, the “Combined Company”) adjusted to give effect to (i) the REIT Merger, (ii) INVH’s initial public offering (the “INVH IPO”) and (iii) the acquisition by SFR of 3,106 single-family rental homes (the “GI Portfolio”) from Waypoint/GI Ventures, LLC (the “GI Portfolio acquisition”) (collectively, the “Pro Forma Transactions”). The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are collectively referred to as the unaudited pro forma condensed combined financial statements.

The REIT Merger

The REIT Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). INVH is the acquirer in the REIT Merger for accounting purposes. Accordingly, SFR’s assets acquired, liabilities assumed and non-controlling interests will be measured at their respective fair values as of the closing date of the REIT Merger. The estimates of fair value included in these unaudited pro forma condensed combined financial statements are dependent on certain third-party valuation studies and other studies that have not been finalized, and the estimates will consider events and circumstances occurring subsequent to the date of the unaudited pro forma condensed combined balance sheet through the closing date of the REIT Merger. A final determination of the fair value of SFR’s assets acquired, liabilities assumed and non-controlling interests will be based on the actual net tangible and intangible assets of SFR that existed as of the closing date of the REIT Merger, with the allocation to be finalized as soon as practicable within the measurement period of no later than one year from the REIT Merger closing date. Accordingly, the pro forma adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Differences between these preliminary estimates and the final acquisition accounting will occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and INVH’s future results of operations and financial position.

INVH IPO

The INVH IPO was completed on February 6, 2017, the results of which are reflected in INVH’s historical condensed consolidated balance sheet as of September 30, 2017. However, certain events that occurred concurrently with the completion of the INVH IPO have a continuing impact on INVH’s results of operations and are not reflected in the INVH historical consolidated statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016. The following occurred in connection with the INVH IPO and are given pro forma effect in the accompanying unaudited pro forma condensed combined statements of operations: (i) changes in interest expense resulting from changes in INVH’s debt structure; (ii) issuance of restricted stock awards; and (iii) estimated increases in property taxes related to a potential change in the tax assessment value of certain INVH assets. See Note 3 (J) through Note 3 (L) for additional information about the pro forma adjustments related to these items reflected in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 related to the INVH IPO.

GI Portfolio Acquisition

On June 29, 2017, SFR completed the GI Portfolio acquisition for approximately $814.9 million. The GI Portfolio acquisition is included in SFR’s historical condensed consolidated balance sheet as of September 30, 2017 and was accounted for as an asset acquisition with total consideration paid allocated to the related assets acquired and liabilities assumed based on their relative fair values at the date of acquisition. See Note 3 (N) for additional information about these adjustments.

Additional Information

Adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements have been made as if the REIT Merger had occurred as of September 30, 2017 for purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2017 and as if the Pro Forma Transactions had occurred as of January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are based on information and assumptions considered appropriate and reasonable as set forth in the notes to the unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements do not purport to (i) represent the financial position of the Combined Company had the REIT Merger occurred on September 30, 2017, (ii) represent the results of operations of the Combined Company had the Pro Forma Transactions occurred on January 1, 2016, or (iii) project or forecast the financial position or results of operations of the Combined Company as of any future date or for any future period, as applicable. The unaudited pro forma condensed combined financial statements do not consider or adjust for any synergies or cost savings that may be realized as a result of the REIT Merger.

The unaudited pro forma financial information should be read in conjunction with (i) the consolidated financial statements of INVH and the accompanying notes thereto included in INVH’s Annual Report on Form 10-K for the year ended December 31, 2016 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017, (ii) the consolidated financial statements of SFR and the accompanying notes thereto filed as exhibits 99.2 and 99.3 to the Prior 8-K and (iii) the accompanying notes to the unaudited pro forma condensed combined financial statements.

Invitation Homes Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2017

(in thousands, except share information)	INVH Historical	SFR Historical Reclassified (A)	REIT Merger Pro Forma Adjustments		INVH Pro Forma
Assets:
Investments in single-family residential properties:
Land	$2,733,834	$1,733,334	$603,949	(B)	$5,071,117
Building and improvements	7,169,872	5,318,328	632,628	(B)	13,120,828

	9,903,706	7,051,662	1,236,577		18,191,945
Less: accumulated depreciation	(982,463)	(495,002)	495,002	(B)	(982,463)

Investments in single-family residential properties, net	8,921,243	6,556,660	1,731,579		17,209,482
Cash and cash equivalents	134,441	187,659	—		322,100
Restricted cash	153,781	129,923	—		283,704
Investment in unconsolidated joint venture	—	33,332	23,047	(C)	56,379
Assets held for sale	—	19,585	—		19,585
Goodwill	—	260,230	(174,845)	(D)	85,385
Other assets, net	315,059	377,675	52,658	(E)	745,392

Total assets	$9,524,524	$7,565,064	$1,632,439		$18,722,027

Liabilities:
Mortgage loans, net	$4,157,024	$3,432,277	$54,996	(F)	$7,644,297
Term loan facility, net	1,487,251	—	—		1,487,251
Convertible senior notes, net	—	526,656	29,285	(G)	555,941
Accounts payable and accrued expenses	160,674	145,656	42,988	(H)	349,318
Resident security deposits	88,976	56,779	—		145,755
Liabilities related to assets held for sale	—	242	—		242
Other liabilities	28,586	14,833	—		43,419

Total liabilities	5,922,511	4,176,443	127,269		10,226,223

Equity:
Preferred stock $.01 par value, 900,000,000 shares authorized; none issued and outstanding as of September 30, 2017	—	—	—		—
Preferred shares $.01 par value, 100,000,000 shares authorized; none issued and outstanding as of September 30, 2017	—	—	—		—
Common stock, par value per share; 9,000,000,000 shares authorized; 311,354,290 shares issued and outstanding as of September 30, 2017 (actual); 519,173,143 shares issued and outstanding as of September 30, 2017 (pro forma)	3,114	—	2,078	(I)	5,192
Common shares, par value $.01 per share; 500,000,000 shares authorized; 128,325,509 shares issued and outstanding as of September 30, 2017 (actual); 0 shares issued and outstanding as of September 30, 2017 (pro forma)	—	1,283	(1,283)	(I)	—
Additional paid-in capital	3,677,182	3,627,986	1,161,455	(I)	8,466,623
Accumulated deficit	(86,450)	(441,093)	391,621	(I)	(135,922)
Accumulated other comprehensive income (loss)	8,167	16,151	(16,151)	(I)	8,167

Total shareholders’ equity	3,602,013	3,204,327	1,537,720		8,344,060
Non-controlling interests	—	184,294	(32,550)	(I)	151,744

Total equity	3,602,013	3,388,621	1,505,170		8,495,804

Total liabilities and equity	$9,524,524	$7,565,064	$1,632,439		$18,722,027

Invitation Homes Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2017

(in thousands, except per share data)
	INVH Historical	INVH IPO Adjustments		INVH Historical Adjusted	SFR Historical Reclassified (M)	GI Portfolio Adjusted (N)	REIT Merger Pro Forma Adjustments		INVH Pro Forma
Revenues:
Rental revenues	$683,975	$—		$683,975	$427,968	$29,452	$—		$1,141,395
Other property income	40,527	—		40,527	34,645	1,749	—		76,921
Other income	—	—		—	6,260	(4,087)	—		2,173

Total revenues	724,502	—		724,502	468,873	27,114	—		1,220,489

Operating expenses:
Property operating and maintenance	274,275	400	(J)	274,675	181,210	13,012	1,950	(O)	470,847
Property management expenses	31,436	(2,075)	(K)	29,361	14,648	543	—		44,552
General and administrative	104,154	(8,243)	(K)	95,911	38,053	—	(9,776)	(P)	124,188
Depreciation and amortization	202,558	—		202,558	141,535	6,509	9,535	(Q)	360,137
Impairment and other	16,482	—		16,482	13,734	—	—		30,216

Total operating expenses	628,905	(9,918)		618,987	389,180	20,064	1,709		1,029,940

Operating income	95,597	9,918		105,515	79,693	7,050	(1,709)		190,549

Other income (expenses):
Interest expense	(182,726)	11,676	(L)	(171,050)	(115,017)	(9,236)	9,147	(R)	(286,156)
Equity in income from unconsolidated joint venture	—	—		—	584	—	—		584
Loss on extinguishment of debt	—	—		—	(10,906)	—	—		(10,906)
Other, net	(482)	—		(482)	(1,032)	63	—		(1,451)

Total other income (expenses)	(183,208)	11,676		(171,532)	(126,371)	(9,173)	9,147		(297,929)

Income (loss) from continuing operations	(87,611)	21,594		(66,017)	(46,678)	(2,123)	7,438		(107,380)
Gain on sale of property, net of tax	28,239	—		28,239	12,222	—	—		40,461
Income tax expense	—	—		—	(695)	—	—		(695)

Net income (loss)	(59,372)	21,594		(37,778)	(35,151)	(2,123)	7,438		(67,614)
Loss attributable to non-controlling interests	—	—		—	1,801	—	(571)	(S)	1,230

Net income (loss) attributable to common stockholders	$(59,372)	$21,594		$(37,778)	$(33,350)	$(2,123)	$6,867		$(66,384)

Net loss per common share:
Basic and diluted	$(0.14)			$(0.12)	$(0.29)				$(0.13)	(T)
Weighted average number of common shares outstanding:
Basic and diluted	311,674			311,674	116,389				519,173

Invitation Homes Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

(in thousands, except per share data)
	INVH Historical	INVH IPO Adjustments		INVH Historical Adjusted	SFR Historical Reclassified (M)	GI Portfolio Adjusted (N)	REIT Merger Pro Forma Adjustments		INVH Pro Forma
Revenues:
Rental revenues	$877,991	$—		$877,991	$520,453	$56,839	$—		$1,455,283
Other property income	44,596	—		44,596	34,509	3,620	—		82,725
Other income	—	—		—	11,647	(7,974)	—		3,673

Total revenues	922,587	—		922,587	566,609	52,485	—		1,541,681

Operating expenses:
Property operating and maintenance	360,327	4,706	(J)	365,033	226,625	21,694	2,600	(O)	615,952
Property management expenses	30,493	4,842	(K)	35,335	22,199	334	—		57,868
General and administrative	69,102	21,279	(K)	90,381	38,210	—	3,557	(P)	132,148
Depreciation and amortization	267,681	—		267,681	171,063	15,841	68,941	(Q)	523,526
Impairment and other	4,207	—		4,207	750	—	—		4,957
Merger and transaction-related	—	—		—	29,496	—	—		29,496

Total operating expenses	731,810	30,827		762,637	488,343	37,869	75,098		1,363,947

Operating income	190,777	(30,827)		159,950	78,266	14,616	(75,098)		177,734

Other income (expenses):
Interest expense	(286,048)	63,234	(L)	(222,814)	(152,167)	(18,473)	17,915	(R)	(375,539)
Equity in income from unconsolidated joint venture	—	—		—	738	—	—		738
Other, net	(1,558)	—		(1,558)	528	317	—		(713)

Total other income (expenses)	(287,606)	63,234		(224,372)	(150,901)	(18,156)	17,915		(375,514)

Income (loss) from continuing operations	(96,829)	32,407		(64,422)	(72,635)	(3,540)	(57,183)		(197,780)
Gain on sale of property, net of tax	18,590	—		18,590	4,673	—	—		23,263
Income tax expense	—	—		—	(736)	—	—		(736)

Net income (loss)	(78,239)	32,407		(45,832)	(68,698)	(3,540)	(57,183)		(175,253)
Loss attributable to non-controlling interests	—	—		—	5,218	—	(2,031)	(S)	3,187

Net income (loss) attributable to common stockholders	$(78,239)	$32,407		$(45,832)	$(63,480)	$(3,540)	$(59,214)		$(172,066)

Net loss per common share:
Basic and diluted					$(0.62)				$(0.33)	(T)
Weighted average number of common shares outstanding:
Basic and diluted					101,633				519,173

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

INVH and SFR entered into an Agreement and Plan of Merger dated as of August 9, 2017 (the “Merger Agreement”) pursuant to which SFR merged with and into IH Merger Sub, LLC (“REIT Merger Sub”), with REIT Merger Sub surviving as a wholly owned subsidiary of INVH. Immediately thereafter, Starwood Waypoint Homes Partnership, L.P (“SFR LP”) merged with and into Invitation Homes Operating Partnership LP (“INVH LP”), with INVH LP surviving as a subsidiary of INVH. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the REIT Merger, each common share of beneficial interest, par value $0.01, of SFR common stock (a “SFR Common Share”) was converted into the right to receive 1.6140 newly issued, fully paid and nonassessable shares of common stock, par value $0.01, of INVH (“INVH Common Stock”) (the “Exchange Ratio”) (see Note 2).

The unaudited pro forma financial information is prepared and presented pursuant to the rules and regulations of the SEC regarding pro forma financial information, and they reflect adjustments associated with the Pro Forma Transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 includes financial information from INVH’s and SFR’s respective historical condensed consolidated balance sheets as of September 30, 2017 and has been prepared to illustrate the effect of the REIT Merger as if it had occurred on September 30, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 includes financial information from INVH’s and SFR’s respective audited historical consolidated statements of operations for the year ended December 31, 2016. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 includes financial information from INVH’s and SFR’s respective historical consolidated statements of operations for the nine months ended September 30, 2017. The unaudited pro forma condensed combined statements of operations have been prepared to illustrate the effect of the Pro Forma Transactions as if they had occurred on January 1, 2016. INVH’s and SFR’s historical financial statements have been prepared in accordance with GAAP and have been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The accompanying unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities (except as identified in Note 3 (H)) or benefits that may result from realization of future cost savings due to general and administrative and property level operating efficiencies or synergies expected to result from the REIT Merger, including, without limitation, those costs and benefits resulting from reducing workforce, severance expenses, modification of equity incentives, information technology efficiencies and consolidation of office space and operations. Although it is anticipated that there will be additional costs and benefits identified at a future date resulting from the REIT Merger, the accompanying unaudited pro forma condensed combined financial statements reflect only those costs and benefits that are (i) directly attributable to the REIT Merger, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. Accordingly, there may be costs and benefits resulting from the REIT Merger in addition to those reflected in the accompanying unaudited pro forma condensed combined financial statements that may be material to the Combined Company.

Certain amounts in the historical consolidated financial statements of SFR have been reclassified to conform to INVH’s basis of presentation in the accompanying unaudited pro forma condensed combined financial statements as more fully described in Note 3 (A) and Note 3 (M). Discontinued operations reported in SFR’s historical consolidated statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 have been excluded from the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016.

The REIT Merger will be accounted for using the acquisition method of accounting with INVH considered the acquirer of SFR. Accordingly, SFR’s assets acquired, liabilities assumed and non-controlling interests will be measured at their respective fair values as of the closing date of the REIT Merger. Because the consideration in the REIT Merger is INVH Common Stock, the value of consideration transferred is based upon the market price of INVH Common Stock on the REIT Merger closing date. To the extent that the fair value of the consideration transferred exceeds the fair value of net assets acquired, the excess will result in goodwill. Alternatively, if the fair value of the net assets acquired exceeds the fair value of the consideration transferred, the transaction could result in a bargain purchase gain that is recognized immediately in earnings. The final fair values of assets acquired, liabilities assumed and non-controlling interests will be determined upon completion of the REIT Merger, with the allocation to be finalized as soon as practicable within the measurement period of no later than one year from the REIT Merger closing date. The final acquisition accounting may vary significantly from the preliminary acquisition accounting reflected in the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma financial information for the REIT Merger reflects a preliminary assessment of fair values in accordance with the provisions of ASC 805 with respect to the assets acquired, liabilities assumed and non-controlling interests. Fair value estimates were determined based on preliminary valuation data and due diligence, information available in public filings, and management discussions. The final determination of fair values of significant assets and liabilities, including investments in single-family residential properties, certain identifiable intangible assets and debt obligations, will take into account the results of third-party valuation studies and other studies that are currently ongoing and were not be finalized prior to the filing of these unaudited pro forma condensed combined financial statements.

2. Allocation of Purchase Price and Calculation of Goodwill

The total purchase price of approximately $4.8 billion was determined based on the number of SFR Common Shares outstanding as of November 15, 2017, the number of performance-vesting restricted share units of SFR (“SFR Performance Share Units”) outstanding as of November 15, 2017 that contractually vested as a result of the REIT Merger, the closing price of INVH Common Stock as of November 15, 2017 (which was $23.01) and the Exchange Ratio of 1.6140. INVH issued approximately 207.4 million shares in the acquisition of outstanding SFR Common Shares, including certain SFR Performance Share Units that contractually vested as a result of the REIT Merger. Pursuant to the merger of SFR LP with and into INVH LP (the “Partnership Merger”), INVH LP issued common limited partnership units (“INVH LP Units”) that will not be held directly or indirectly by INVH having an aggregate value of approximately $217.3 million, with the number of units calculated by multiplying each common limited partnership units in SFR LP (“SFR LP Unit”) outstanding immediately before the Partnership Merger by a fixed exchange ratio of 1.6140 units. INVH LP Units issued in connection with the Partnership Merger represent an obligation assumed by the Combined Company that is reflected in the unaudited pro forma condensed combined balance sheet at fair value as non-controlling interests.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of the identifiable assets acquired, liabilities assumed and non-controlling interests, and the excess of the consideration paid over these fair values is recorded as goodwill. The fair value of consideration paid, or purchase price, in the unaudited pro forma financial information is calculated as follows:

($ amounts in thousands, except per share price)
SFR Common Shares outstanding(1)	128,530,953
Exchange Ratio	1.6140

Total INVH Common Stock issued	207,448,958
INVH share price(2)	$23.01

Equity portion of purchase price	$4,773,401
Equity attributable to the SFR RSUs(3)	11,634

Total purchase price	$4,785,035

(1)	Represents outstanding SFR Common Shares and outstanding SFR Performance Share Units that contractually vested and were issued as a result of the REIT Merger.
(2)	Represents the closing share price of INVH Common Stock on November 15, 2017.
(3)	Represents portion of SFR RSUs exchanged for INVH RSUs attributable to precombination services; see further explanation in Note 3 (I).

In accordance with the guidelines for preparing pro forma financial statements and ASC 805, the total purchase price has been allocated in the accompanying unaudited pro forma condensed combined financial statements based upon (i) the amounts reported in SFR’s historical consolidated financial statements for any assets that are reported at fair value in accordance with SFR’s historical accounting policies or (ii) management’s preliminary estimates of fair value. Management’s preliminary estimates of fair value for SFR’s investments in real estate properties are based upon a progressive method which incorporated the use of automated valuation model values and broker price opinions. Third-party valuation studies are still ongoing as of the date of preparation of the accompanying unaudited pro forma condensed combined financial statements.

The fair value of SFR’s debt was determined by comparison of the contractual terms of SFR’s existing debt obligations to the then current market rates on a risk-adjusted basis. The future cash flows related to SFR’s existing debt obligations were then discounted back to present value to arrive at an estimated fair value of SFR’s debt. Factors that influence the estimates of fair value of SFR’s debt are subject to market conditions that may change subsequent to the date of preparation of the accompanying unaudited pro forma condensed combined financial statements.

The aggregate preliminary purchase price was allocated to SFR’s tangible and intangible assets acquired, liabilities assumed and non-controlling interests, based on management’s preliminary estimate of their respective fair values, as if the Pro Forma Transactions occurred as of September 30, 2017, as follows ($ in thousands):

Consideration transferred	$4,785,035

Assets acquired:
Land	2,337,283
Buildings and improvements	5,950,956
Cash and cash equivalents	187,659
Restricted cash	129,923
Investment in unconsolidated joint venture	56,379
Assets held for sale	19,585
Other assets	430,333
Liabilities assumed:
Mortgage loans, net	(3,487,273)
Convertible senior notes, net	(555,941)
Accounts payable and accrued expenses	(145,656)
Resident security deposits	(56,779)
Liabilities related to assets held for sale	(242)
Other liabilities	(14,833)
Non-controlling interests	(151,744)

Net assets acquired	4,699,650

Goodwill	$85,385

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired, liabilities assumed and non-controlling interests. The determination of goodwill for the purposes of the accompanying unaudited pro forma condensed combined financial statements is preliminary and is subject to change when the evaluation is complete.

3. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the REIT Merger had occurred as of September 30, 2017 for purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2017 and as if the Pro Forma Transactions had occurred as of January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 and reflect the following pro forma adjustments:

(A)	Reclassification of SFR’s historical consolidated balance sheet to conform to INVH’s basis of presentation as presented below:

($ in thousands)	SFR Historical	Reclassifications(1)	SFR Historical Reclassified
Assets:
Investments in single-family residential properties:
Land	$1,881,309	$(147,975)	$1,733,334
Building and improvements	5,001,710	316,618	5,318,328
Furniture, fixtures and equipment	168,643	(168,643)	—

	7,051,662	—	7,051,662
Less: accumulated depreciation	(495,002)	—	(495,002)

Investments in single-family residential properties, net	6,556,660	—	6,556,660
Real estate assets held for sale, net	144,752	(144,752)	—
Cash and cash equivalents	187,659	—	187,659
Restricted cash	129,923	—	129,923
Investment in unconsolidated joint venture	33,332	—	33,332
Asset-backed securitization certificates	153,115	(153,115)	—
Assets held for sale	19,585	—	19,585
Goodwill	260,230	—	260,230
Other assets, net	79,808	297,867	377,675

Total assets	$7,565,064	$—	$7,565,064

Liabilities:
Mortgage loans, net	$3,432,277	$—	$3,432,277
Convertible senior notes, net	526,656	—	526,656
Accounts payable and accrued expenses	145,656	—	145,656
Resident security deposits	—	56,779	56,779
Resident prepaid rent and security deposits	64,988	(64,988)	—
Liabilities related to assets held for sale	242	—	242
Other liabilities	6,624	8,209	14,833

Total liabilities	4,176,443	—	4,176,443

Equity:
Common Stock	1,283	—	1,283
Additional paid-in capital	3,627,986	—	3,627,986
Accumulated deficit	(441,093)	—	(441,093)
Accumulated other comprehensive income (loss)	16,151	—	16,151

Total shareholders’ equity	3,204,327	—	3,204,327
Non-controlling interests	184,294	—	184,294

Total equity	3,388,621	—	3,388,621

Total liabilities and equity	$7,565,064	$—	$7,565,064

(1)	Reclassification adjustments within SFR asset and liability balances to conform to INVH’s basis of presentation include the following: (i) land improvements and furniture, fixtures and equipment into building and improvements; (ii) real estate assets held for sale, net, and asset-backed securitization certificates into other assets, net; and (iii) SFR resident security deposits and prepaid rent were reclassified into separate liability accounts (resident security deposits and other liabilities).

(B)	Reflects estimated fair value of SFR’s investment in single-family residential properties. Reflects the preliminary allocation of the preliminary purchase price of SFR’s land and building and improvements and the elimination of historical accumulated depreciation on these assets.

(C)	Reflects the estimated fair value of SFR’s equity interest in its joint venture with Fannie Mae based on the estimated fair value of the underlying investments in single-family residential properties after giving consideration to the terms and conditions of the related joint venture agreement.

(D)	Records goodwill resulting from the REIT Merger, as described in Note 2. Goodwill is subject to change based on the final estimates of fair value of consideration transferred, net assets acquired, liabilities assumed and valuation of non-controlling interests at the closing date of the REIT Merger.

(E)	Adjustments to (i) eliminate $7.8 million of unamortized deferred financing costs related to SFR’s revolving credit facility as this intangible asset is considered in the valuation of the related debt, (ii) eliminate $4.6 million of other intangible assets with no value post-closing of the REIT Merger, (iii) record a $14.8 million increase in the value of single-family residential properties held for sale based on the preliminary estimate of fair value, (iv) reclassify $1.9 million of costs related to equity issuances in connection with the REIT Merger to additional paid in capital and (v) record the estimated fair value of intangible assets acquired by INVH in the REIT Merger in the amount of $52.2 million, comprised of $45.7 million of in-place leases and $6.5 million of internal use software.

(F)	Reflects SFR mortgage loans assumed by INVH in the REIT Merger at fair value, including the elimination of SFR’s unamortized deferred financing costs, which are reflected as a deduction from the related historical debt balance in SFR’s historical consolidated balance sheet. See Note 2 for a description of the methodology and assumptions used in estimating the fair value of SFR’s debt obligations.

(G)	Reflects the fair value of the debt component of SFR Convertible Notes, including elimination of any unamortized deferred financing costs. See Note 2 for a description of the methodology and assumptions used in estimating the fair value of SFR’s debt obligations.

(H)	Records accruals for (i) estimated remaining transaction costs directly attributable to the REIT Merger in the amount of $34.5 million and (ii) estimated severance and other costs of $8.5 million that are contractually due as a result of the REIT Merger. Although it is anticipated there will be additional costs resulting from the REIT Merger, the accompanying unaudited pro forma condensed combined balance sheet reflects only those costs that are (i) directly attributable to the REIT Merger and (ii) factually supportable.

(I)	Represent the following:

•	Common Stock: (i) exchange of SFR Common Shares and other equity interests of employees that contractually vest as a result of the REIT Merger for 207.4 million shares of INVH Common Stock; (ii) one-time contractual vesting of INVH RSUs triggered by the REIT Merger resulting in the issuance of 0.4 million shares of INVH Common Stock; and (iii) elimination of the historical account balance of SFR Common Shares;

•	Additional Paid-in Capital: net adjustment to reflect the difference between the historical account balance of SFR’s additional paid-in capital and the sum of (i) $4.8 billion of additional paid-in capital in connection with the issuance of the 207.8 million shares of INVH Common Stock noted above, (ii) $6.5 million related to one-time vesting of INVH RSUs triggered by the REIT Merger, (iii) $11.6 million of additional paid-in capital related to the exchange of SFR RSUs to INVH RSUs to recognize precombination service that was included in merger consideration and (iv) $1.9 million of costs related to equity issuances in connections the REIT Merger from other assets.

•	Accumulated Deficit: reversal of the historical account balance of SFR’s accumulated deficit, net of recognition of additional compensation expense of $6.5 million related to contractual one-time vesting of INVH RSUs resulting from the REIT Merger and $43.0 million of transaction and other costs described in Note 3 (H);

•	Accumulated Other Comprehensive Income (Loss): reversal of the historical account balance of SFR’s accumulated other comprehensive income; and

•	Non-Controlling Interests: fair value of net assets attributable to the non-controlling interests, based upon the 1.8% pro forma ownership of INVH LP by non-controlling parties.

(J)	Reflects incremental property tax expense related to the potential change in assessed property tax values of certain of INVH’s real estate assets as a result of the INVH IPO. Estimated incremental property taxes related to the potential change in assessed values result in pro forma adjustments of $0.4 million and $4.7 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively. These adjustments are estimates of changes, if any, in assessed values, and the resulting incremental impact on property taxes will not be known until subsequent to the date of preparation of the unaudited condensed combined financial statements.

(K)	In connection with the INVH IPO, INVH RSUs were issued that result in incremental share-based compensation expense with a continuing impact on the statements of operations. Such expense is reflected in the INVH historical statements of operations since the February 1, 2017 reorganization that preceded the INVH IPO utilizing graded vesting pursuant to INVH’s accounting policies. As such, the pro forma adjustment for incremental costs for the nine months ended September 30, 2017 resulted in a decrease of $2.1 million and $8.2 million to ongoing property management expenses and general and administrative expenses, respectively, and an increase of $4.8 million and $21.3 million for property management expenses and general and administrative expenses, respectively, for the year ended December 31, 2016, as a portion of the awards that vested during the nine months ended September 30, 2017 would have vested during the year ended December 31, 2016 had the INVH IPO occurred on January 1, 2016.

After giving pro forma effect to these adjustments, INVH historical adjusted amounts include: (i) share-based compensation expense for equity awards issued or vested in connection with the INVH IPO of $46.6 million and $26.1 million for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively (of which $5.7 million is reflected in property management expenses and $40.9 million is reflected in general and administrative for the nine months ended September 30, 2017, and $4.8 million is reflected in property management expenses and $21.3 million is reflected in general and administrative for the year ended December 31, 2016); and (ii) other offering related costs of $8.3 million and $13.0 million for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively.

(L)	INVH utilized $1.7 billion of net proceeds from the INVH IPO, borrowings on the $1.5 billion term loan facility that closed in connection with the INVH IPO and cash balances to repay approximately $3.3 billion of existing indebtedness. Additionally, INVH entered into $1.5 billion of interest rate swaps whereby the interest rate on the term loan facility was effectively fixed at 3.77%. The following table summarizes the impact to interest expense related to these items:

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
(in thousands)	Pro Forma Interest Expense Increase / (Decrease)	Pro Forma Interest Expense Increase / (Decrease)
Repayment of existing indebtedness	$(12,612)	$(113,166)
Elimination of deferred financing cost amortization related to the repayment of existing indebtedness	(6,048)	(15,470)
Borrowing on term loan facility, including interest rate swaps	6,539	60,050
Amortization of new deferred financing costs for the term loan facility	445	5,352

Net adjustment to pro forma interest expense	$(11,676)	$(63,234)

(M)	While the nature of certain revenues and expenses are alike and have been recognized historically by INVH and SFR in a materially consistent manner, in some instances those revenues and expenses have been classified on INVH’s and SFR’s respective statements of operations in different line items. These presentation differences generally result from management preferences and have no impact on net loss. The tables below summarize reclassifications required to conform SFR’s historical consolidated statements of operations to INVH’s basis of presentation:

Nine Months Ended September 30, 2017 (in thousands)

	SFR Historical	SFR Reclassifications	SFR Historical Reclassified
Revenues:
Rental revenues	$437,194	$(9,226)	$427,968
Other property income	31,648	2,997	34,645
Other income	6,260	—	6,260

Total revenues	475,102	(6,229)	468,873

Operating expenses:
Property operating and maintenance	157,920	23,290	181,210
Property management expenses	27,430	(12,782)	14,648
General and administrative	46,157	(8,104)	38,053
Depreciation and amortization	148,293	(6,758)	141,535
Impairment and other	13,734	—	13,734

Total operating expenses	393,534	(4,354)	389,180

Operating income	81,568	(1,875)	79,693

Other income (expenses):
Interest expense	(115,017)	—	(115,017)
Equity in income from unconsolidated joint venture	584	—	584
Loss on extinguishment of debt	(10,906)	—	(10,906)
Other, net	(2,907)	1,875	(1,032)

Total other income (expenses)	(128,246)	1,875	(126,371)

Income (loss) from continuing operations	(46,678)	—	(46,678)
Gain on sale of property, net of tax	12,222	—	12,222
Income tax expense	(695)	—	(695)

Net income (loss)	(35,151)	—	(35,151)
Loss attributable to non-controlling interests	1,801	—	1,801

Net income (loss) attributable to common stockholders	$(33,350)	$—	$(33,350)

Year Ended December 31, 2016 (in thousands)

	SFR Historical	SFR Reclassifications	SFR Historical Reclassified
Revenues:
Rental revenues	$538,191	$(17,738)	$520,453
Other property income	25,844	8,665	34,509
Other income	11,647	—	11,647

Total revenues	575,682	(9,073)	566,609

Operating expenses:
Property operating and maintenance	193,563	33,062	226,625
Property management expenses	34,736	(12,537)	22,199
General and administrative	57,185	(18,975)	38,210
Depreciation and amortization	178,763	(7,700)	171,063
Impairment and other	750	—	750
Merger and transaction-related	29,496	—	29,496

Total operating expenses	494,493	(6,150)	488,343

Operating income	81,189	(2,923)	78,266

Other income (expenses):
Interest expense	(152,167)	—	(152,167)
Equity in income from unconsolidated joint venture	738	—	738
Other, net	(2,395)	2,923	528

Total other income (expenses)	(153,824)	2,923	(150,901)

Income (loss) from continuing operations	(72,635)	—	(72,635)
Gain on sale of property, net of tax	4,673	—	4,673
Income tax expense	(736)	—	(736)

Net income (loss)	(68,698)	—	(68,698)
Loss attributable to non-controlling interests	5,218	—	5,218

Net income (loss) attributable to common stockholders	$(63,480)	$—	$(63,480)

(N)	Reflects the GI Portfolio acquisition as if the transaction had occurred as of January 1, 2016. The nine-month period ended September 30, 2017 includes the results of operations of the GI Portfolio for the period from January 1, 2017 through June 29, 2017, the acquisition date. The results of operations of the GI Portfolio subsequent to the acquisition date are included in SFR’s consolidated results of operations. The tables below summarize the adjustments required to include the GI Portfolio as of January 1, 2016:

Nine Months Ended September 30, 2017 (in thousands)

	Historical Waypoint/GI Venture(1)	Reclassifications(2)	Pro Forma Adjustments		GI Portfolio Adjusted
Revenues:
Rental income	$30,136	$(684)	$—		$29,452
Other property income	1,573	176	—		1,749
Management fees	—	—	(4,087)	(3)	(4,087)

Total revenues	31,709	(508)	(4,087)		27,114

Expenses:
Property operating and maintenance	10,488	(445)	2,969	(3)	13,012
Property management expenses	1,791	—	(1,248)	(4)	543
Depreciation and amortization	—	—	6,509	(5)	6,509

Total operating expenses	12,279	(445)	8,230		20,064

Operating income	19,430	(63)	(12,317)		7,050
Interest expense	—	—	(9,236)	(6)	(9,236)
Other, net	—	63	—		63

Income (loss) from continuing operations	$19,430	$—	$(21,553)		$(2,123)

Year Ended December 31, 2016 (in thousands)

	Historical Waypoint/GI Venture(1)	Reclassifications(2)	Pro Forma Adjustments		GI Portfolio Adjusted
Revenues:
Rental income	$58,932	$(2,093)	$—		$56,839
Other property income	3,327	293	—		3,620
Management fees	—	—	(7,974)	(3)	(7,974)

Total revenues	62,259	(1,800)	(7,974)		52,485

Expenses:
Property operating and maintenance	20,380	(1,483)	2,797	(3)	21,694
Property management expenses	2,717	—	(2,383)	(4)	334
Depreciation and amortization	—	—	15,841	(5)	15,841

Total operating expenses	23,097	(1,483)	16,255		37,869

Operating income	39,162	(317)	(24,229)		14,616
Interest expense	—	—	(18,473)	(6)	(18,473)
Other, net	—	317	—		317

Income (loss) from continuing operations	$39,162	$—	$(42,702)		$(3,540)

(1)	Reflects property-level net operating income of the GI Portfolio and is derived from the unaudited historical consolidated statement of revenues and certain expenses of the Waypoint/GI Venture, LLC and Subsidiaries for the nine months ended September 30, 2017 and the audited historical consolidated statement of operations of Waypoint/GI Venture, LLC and Subsidiaries for the year ended December 31, 2016.
(2)	Reflects reclassification of the GI Portfolio’s property-level historical net operating income to conform to INVH’s presentation. See information in Note 3 (M) regarding the nature of such reclassifications.
(3)	Reflects the following adjustments: (i) recognition of amortization of deferred leasing commissions totaling $2.1 million and $1.3 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively; (ii) reversal of amounts paid to SFR under the terms of the management agreement between SFR and Waypoint Real Estate Group, LLC, which was terminated at the closing of the GI Portfolio acquisition, resulting in a decrease in property operating and maintenance of $0.4 million and $1.2 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively; and (iii) additional accruals for property taxes of $1.3 million and $2.7 million, respectively, for such periods. The incremental property tax expense represents the estimated change in assessed property tax values as a result of SFR’s acquisition of the GI Portfolio. These adjustments are estimates of changes, if any, in assessed values, and the resulting incremental impact on property taxes will not be known until subsequent to the date of preparation of the unaudited condensed combined financial statements.

(4)	Reflects reversal of amounts paid to SFR under the terms of the management agreement between SFR and Waypoint Real Estate Group, LLC, which was terminated at the closing of the GI Portfolio acquisition, resulting in a decrease in property management expenses of $1.2 million and $2.4 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively.
(5)	Reflects depreciation expense for the nine months ended September 30, 2017 and year ended December 31, 2016, which has been calculated and presented based on the preliminary estimated fair values of the real estate, exclusive of acquired properties that SFR classified as held for sale as the homes are anticipated to be sold within one year of closing.
(6)	Reflects interest expense related to debt assumed as part of the GI Portfolio acquisition, calculated using the average contractual interest rate of 2.875% over the London Interbank Offered Rate (“LIBOR”) (calculated based on one-month LIBOR of 1.23% as of September 29, 2017).

(O)	Reflects incremental property tax expense related to the estimated change in assessed property tax values for certain of SFR’s real estate assets as a result of the REIT Merger. Estimated incremental property taxes related to the potential change in assessed values are $2.0 million and $2.6 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively. These adjustments are estimates of changes, if any, in assessed values, and the resulting incremental impact on property taxes will not be known until subsequent to the date of preparation of the unaudited condensed combined financial statements.

(P)	Reflects (i) incremental share-based compensation expense of $2.6 million and $3.6 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively, related to (a) INVH’s time vesting restricted share units (“INVH RSUs”) issued to the Chief Executive Officer of the Combined Company in connection with the REIT Merger and (b) SFR RSUs that were converted into INVH RSUs and (ii) an adjustment for the nine months ended September 30, 2017 to reverse transaction costs directly related to the REIT Merger in the amount of $12.4 million that were included in the historical results of INVH and SFR for such period.

(Q)	Reflects an increase in depreciation expense related to the new basis of SFR’s real estate assets, based upon the preliminary estimated purchase price allocation summarized in Note 2 and described in Note 3 (B). Pro forma depreciation expense adjustments total $8.5 million and $21.9 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively. For purposes of pro forma depreciation, useful lives of 28.5 years have been assigned to SFR’s assets. Adjustments also include a pro forma increase in amortization expense of $1.0 million and $47.0 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively, related to intangible assets identified in connection with the REIT Merger. For purposes of pro forma amortization expense, the following useful lives have been assigned to these assets: one year for in-place leases and five years for internal use software.

(R)	Reflects a pro forma decrease in interest expense of $9.1 million and $17.9 million for the nine months ended September 30, 2017 and for the year ended December 31, 2016, respectively, for the estimated change between the par value and estimated fair value of SFR’s convertible senior notes (collectively, the “SFR Convertible Notes”), which is amortized over the term of the SFR Convertible Notes.

(S)	Reflects the portion of the pro forma income attributable to the 9.4 million INVH LP Units issued in connection with the Partnership Merger that are not held directly or indirectly by INVH, which are considered a non-controlling interest. The total non-controlling interest shown in the unaudited pro forma condensed combined statements of operations was calculated based on the proportion of INVH LP Units not held directly or indirectly by INVH relative to the total fully diluted share count after the closing date of the REIT Merger (equating to an estimated pro forma ownership interest of 1.8% in the Combined Company) multiplied by the Combined Company’s net loss for each respective period.

(T)	Represents the pro forma combined earnings (loss) per share (“EPS”), giving pro forma effect to INVH Common Stock and INVH LP Units issued in the Mergers, calculated as follows:

Pro Forma Combined Company
Basic and Diluted EPS (in thousands, except per share information)(1):
Nine Months Ended September 30, 2017
Net loss attributable to common stockholders	$(66,384)
Number of shares(2)	519,173

Nine months ended September 30, 2017—basic and diluted	$(0.13)

Year Ended December 31, 2016
Net loss attributable to common stockholders	$(172,066)
Number of shares(2)	519,173

Year ended December 31, 2016—basic and diluted	$(0.33)

(1)	The Combined Company’s pro forma net loss attributable to common shareholders would cause any INVH RSUs to be anti-dilutive. As such, the number of shares used in basic and diluted EPS calculations are the same. Per share amounts are calculated based on the estimated post-REIT Merger share-count of 519.2 million, which excludes operating partnership units as income/loss attributable to the INVH LP Units considered non-controlling interests as described in Note 3 (S).
(2)	Comprised of the following as of November 16, 2017 (in thousands):

INVH Common Stock outstanding	311,354
INVH Common Stock issued in exchange for SFR Common Shares	207,449
INVH RSUs that vest in connection with the REIT Merger	370

Total pro forma number of shares outstanding	519,173